SCHEDULE A

To the J.P. Morgan Exchange-Traded Fund Trust

Declaration of Trust

SERIES

As of April 25, 2016

SERIES

JPMorgan Diversified Return Global Equity ETF, formerly named JPMorgan Global Equity ETF (until 2/19/14) and JPMXF Diversified Return Global Equity ETF (2/19/14 until 4/4/14)

JPMorgan Diversified Return International Equity ETF, formerly named JPMXF Diversified Return International Ex – North America Equity ETF (until 4/4/14) and JPMorgan Diversified Return International Ex – North America Equity ETF (4/4/14 until 9/10/14)

JPMorgan Diversified Return Emerging Markets Equity ETF, formerly named JPMXF Diversified Return Emerging Markets Equity ETF (until 4/4/14)

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan Diversified Return International Currency Hedged ETF, formerly named JPMorgan Diversified Return Hedged International Equity ETF (until 8/3/15)

JPMorgan Diversified Alternatives ETF, formerly named JPMorgan Diversified Alternative ETF (until 2/11/16)

JPMorgan Diversified Event Driven ETF

JPMorgan Diversified Return Europe Equity ETF

JPMorgan Diversified Return Europe Currency Hedged ETF

JPMorgan Disciplined High Yield ETF, formerly JPMorgan High Yield ETF (until 3/24/16)

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan Global Bond Opportunities ETF

JPMorgan Ultra-Short Income ETF